EXHIBIT 10.8

                     INTELLECTUAL PROPERTY LICENSE AGREEMENT


          THIS AGREEMENT, made this 4th day of November 1999, by and between SQL ACQUISITION LLC, a Delaware limited liability company ("SQLALLC"), and ASA INTERNATIONAL LTD., a Delaware corporation ("ASA").

                              W I T N E S S E T H:

          WHEREAS, ASA, Design Data Systems Corporation ("DDS") and certain other parties are parties to an Asset Purchase Agreement dated of even date herewith (the "Acquisition Agreement") pursuant to which ASA has agreed to acquire certain assets and assumed certain liabilities associated with the Business (as defined in the Acquisition Agreement) previously conducted by DDS; and

          WHEREAS, ASA has assigned to SQLALLC its rights under the Acquisition Agreement to acquire certain intellectual property owned by DDS and used in the conduct of the Business; and

          WHEREAS, SQLALLC Fidelity National 1031 Exchange Services, Inc., Pacific American Property Exchange Corporation and ASA are parties to an Asset Acquisition and Exchange Agreement dated of even date herewith (the "Exchange Agreement); and

          WHEREAS, during the term of the Exchange Agreement, SQLALLC and ASA desire that ASA conduct the Business; and

          WHEREAS, to facilitate the conduct of the Business by ASA during the term of the Exchange Agreement, SQLALLC and ASA desire to enter into this License Agreement in which SQLALLC grants to ASA a license for the use of SQLALLC's Intellectual Property (as hereinafter defined);

          NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Agreement, IT IS AGREED:


                    1. INTELLECTUAL PROPERTY. "Intellectual Property" shall mean all right, title and interest of SQLALLC in and to (a) the software previously designed, developed, maintained, implemented, supported, licensed or sold by DDS commonly referred to as "SQL*TIME" ("SQL*TIME"), including all released and unreleased source code and object code versions thereof and all related documentation and development notes (the "Software"), and (b) all other intellectual property of DDS specifically related to the Software, including databases, market information, research and development, patents, patent applications, copyrights, copyright registration applications, trademarks and service marks and related applications, trade names, trade secrets, proprietary information, technology rights and licenses, proprietary rights and processes, know-how, research and development in progress, and any and all other intellectual property including, without limitation, all things authored, discovered, developed, made, perfected, improved, designed, engineered, devised, acquired, produced, conceived or first reduced to practice by DDS, or that are relevant to an understanding or to the development of the Software or to the performance by the Software of its intended functions or purposes, whether tangible or intangible, in any stage of development, including without limitation enhancements, designs, technology, improvements, inventions, works of authorship, formulas, processes, routines, subroutines, techniques, concepts, object code, flow charts, diagrams, coding sheets, source code, listings and annotations, programmers' notes, information, work papers, work product and other materials of any types whatsoever, and all rights of any kind in or to any of the foregoing (collectively, with the Software, "Intellectual Property", and being the same Intellectual Property acquired by SQLALLC from DDS on this date).

                    2. GRANT OF LICENSE. SQLALLC hereby grants to ASA and ASA hereby accepts upon the terms and conditions hereinafter set forth, an exclusive, royalty-free, worldwide right and license (the "License"), under all of SQLALLC's rights in and to the Intellectual Property, (a) to use, reproduce, distribute, publicly perform, display and sell the Intellectual Property, and
(b) to make, have made, use, sell, offer for sale and import any product and practice any process, subject, however, to the terms and provisions of this Agreement. The License hereunder includes the right to grant sublicenses. During the term of the License, SQLALLC shall not use or grant to any other party the right to use the Intellectual Property for any purpose and SQLALLC shall keep confidential all of the information contained in the Intellectual Property. Upon the execution of this Agreement, SQLALLC shall provide ASA with a copy of all source code for the Software.

                    3. TERM. The term of this Agreement shall commence on the date of the execution of this Agreement and shall continue until November 3, 2000, unless this Agreement is terminated pursuant to Section 7.

                    4. LICENSE FEE. Upon execution of this Agreement, ASA shall pay SQLALLC a non-refundable license fee for use of the Intellectual Property during the term of this Agreement in the amount of Two Hundred Eighty Five Thousand Dollars ($285,000).

                    5. OWNERSHIP. During the term of this Agreement, all Intellectual Property shall remain the property of SQLALLC.

                    6. PROTECTION OF THE INTELLECTUAL PROPERTY. Subject to
Section 2, the parties agree that, during the term of this Agreement, each shall take all such steps as may be necessary or reasonable to safeguard the confidentiality of the Intellectual Property and shall not disclose any of the foregoing to any third party, except for purposes consistent with this Agreement.

                    7. TERMINATION. This Agreement, and the License granted hereby, will terminate upon the earlier of (i) November 4, 2000 or (ii) the date on which that certain promissory note of even date herewith in the original principal amount of $4,000,000 from SQLALLC to ASA is paid in full.

                    8. WARRANTY. SQLALLC represents and warrants to ASA that at all times during the term of this Agreement (a) SQLALLC has the full right, power and authority to enter into this Agreement and fully perform its obligations hereunder, and (b) SQLALLC owns exclusively all right, title and interest in and to the Intellectual Property.

                    9. ASSIGNMENT. Neither this Agreement nor any interest herein may be assigned, in whole or in part, by either party without the prior written consent of the other party.

                    10. WAIVER. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

                    11. NOTICES. Any notice to be given hereunder shall be deemed sufficient if in writing and delivered in accordance with the notice provisions of the Exchange Agreement.

                    12. SEVERABILITY. In the event that any provisions shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed that such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and that any court of competent jurisdiction may so modify the objectionable provisions as to make it valid, reasonable and enforceable.

                    13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersede all prior agreements, understandings and arrangements, oral or written, between the parties with respect to the subject matter hereof.

                    14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                    15. HEADINGS. The headings of this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                    16. RELATIONSHIP. Nothing in this Agreement is intended to or shall (i) establish any agency, partnership or joint venture relationship between the parties hereto; or (ii) except as otherwise specifically provided, confer on any person other than the parties, or their authorized assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                    17. DISPUTE RESOLUTION. Any dispute between the parties arising out of or related to this Agreement shall be settled in accordance with the provisions of the Exchange Agreement.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives.


                                     SQL ACQUISITION LLC


                                     By: /S/ E. JILL MOZER, PRESIDENT
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                                     ASA INTERNATIONAL LTD.


                                     By: /S/ ALFRED C. ANGELONE, CEO
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